EXHIBIT 10.2
MASTER
AMENDED AND RESTATED
PROMISSORY NOTE

$400,000	As of August 25, 2006
Coral Gables, Florida
     MBF HEALTHCARE ACQUISITION CORP. (the “Maker”) promises to pay to the order of MBF HEALTHCARE PARTNERS, L.P. (the “Payee”) the principal sum of Four Hundred Thousand Dollars ($400,000), or so much thereof as may be advanced hereunder, in lawful money of the United States of America, together with interest on the unpaid principal balance of this Promissory Note (this “Note”), on the terms and conditions described below.
     1. Principal. The principal balance of this Note, along with all accrued interest, shall be payable on the earlier of (a) June 12, 2007 and (b) the date on which Maker consummates an initial public offering of its securities under the Securities Act of 1933, as amended.
     2. Interest. Interest shall accrue at the rate of 5.0% per year on the unpaid principal balance of this Note. Interest shall be computed on the basis of the actual number of days elapsed and a year of 365 days.
     3. Non-Revolving Line of Credit. The loan evidenced by this Note is a non-revolving loan and Maker may borrow up to the principal amount of this Note during the term of this Note, so long as no Event of Default (hereinafter defined) has occurred and is continuing.
     4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the reduction of the unpaid principal and interest balance of this Note.
     5. Events of Default. Each of the following shall constitute an event of default (“Event of Default”) under this Note:
          (a) Failure to Make Required Payments. Failure by Maker to pay the principal and accrued interest of this Note within five (5) business days following the date when due.
          (b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.
          (c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.
     6. Remedies.
          (a) Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be immediately due and payable, whereupon the unpaid principal amount of this Note, along with accrued interest and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary nothwithstanding.
          (b) Upon the occurrence of an Event of Default specified in either Section 4(b) or Section 4(c) hereof, the unpaid principal balance of this Note, along with accrued interest and all other amounts payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee, including presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.
     7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.
     8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to it or affecting its liability hereunder.
     9. Notices. Any notice called for hereunder shall be deemed properly given if in writing and (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by confirmed telefacsimile or (v) sent by confirmed e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:
     If to Maker:

MBF Healthcare Acquisition Corp. 121 Alhambra Plaza, Suite 1100 Coral Gables, FL 33134

     If to Payee:

MBF Healthcare Partners, L.P. 121 Alhambra Plaza, Suite 1100 Coral Gables, FL 33134
Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on the confirmed telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (v) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.
     10. Governing Law; Construction. This Note, the legal relations between the Maker and Payee and the adjudication and the enforcement hereof shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed in and to be performed in that state, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     12. Amended and Restated Promissory Note. This Note increases, amends and restates that certain Promissory Note (the “Original Note”) dated as of June 12, 2006, executed by Maker and made payable to the order of Payee in the original principal amount of $200,000. It is the intention of Maker and Payee that while this Note increases, amends and restates the Original Note, it is not in payment or satisfaction of the Original Note, but rather is the substitution of one evidence of debt for another without any intent to extinguish the old. Should there be any conflict between any of the terms of the Original Note and the terms of this Note, the terms of this Note shall control. The Original Note is attached hereto and shall only be negotiated with this Note.
     IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

MBF HEALTHCARE ACQUISITION CORP.
By:	/s/
	Name:	Marcio Cabrera
	Title:	Chief Financial Officer

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